EXHIBIT 10.4

FORM OF
PERFORMANCE AWARD AGREEMENT
FOR THE PENSECO FINANCIAL SERVICES CORPORATION
2008 LONG-TERM INCENTIVE PLAN

This Performance Award Agreement is provided to [____________] (the “Participant”) by Penseco Financial Services Corporation (the “Company”) as of [____________] (the “Date of Grant”), the date the Committee awarded the Participant a performance award pursuant to the Penseco Financial Services Corporation 2008 Long-Term Incentive Plan (the “2008 Plan”), subject to the terms and conditions of the 2008 Plan and this Award Agreement:

1.	Number of Shares Subject to Your Performance Award: [______] shares of Common Stock, subject to adjustment as may be necessary pursuant to Article 7.3 of the 2008 Plan.

2.	Date of Grant: [________________[

3.	Performance Period: [insert]

4.	Performance Criteria: [insert]

5.
No Right of Continued Employment or Service.  Nothing in this Award Agreement will interfere with or limit in any way the right of the Company or any affiliate to terminate your employment or service at any time, nor confer upon you any right to continue in the employ or service of the Company or any affiliate.

6.
Payment of Taxes.  Upon expiration of the Performance Period and prior to the delivery of the Common Stock, you will be required to pay all appropriate tax withholdings on the value of the Common Stock delivered to you.

7.
Plan Controls.  The terms contained in the 2008 Plan are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the 2008 Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan will control.

8.
Severability.  If any one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included in this Agreement.

9.	Successors. This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the 2008 Plan.

IN WITNESS WHEREOF, Penseco Financial Services Corporation, acting by and through the Committee, has caused this Award Agreement to be executed as of the Date of Grant set forth above.

PENSECO FINANCIAL SERVICES CORPORATION

By:
On behalf of the Committee

Accepted by Participant:

___________________________
[Insert Name]

___________________________
Date